Exhibit 99.1

FOR IMMEDIATE RELEASE

BIOCARDIA ANNOUNCES PRICING OF $10.0 MILLION PUBLIC OFFERING AND UPLISTING TO NASDAQ

SAN CARLOS, Calif. – August 2, 2019 – BioCardia, Inc. (NasdaqCM: BCDA, BCDAW), a leader in the development of comprehensive solutions for cardiovascular regenerative therapies, today announced the pricing of its public offering of 1,666,667 units at a price to the public of $6.00 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.30 per share. The common stock and warrants will be immediately separable from the units and will be issued separately. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market on August 2, 2019, under the symbols “BCDA” and “BCDAW,” respectively. BioCardia expects to receive gross proceeds of $10 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

BioCardia has granted the underwriters a 45-day option to purchase up to 250,000 additional shares of common stock, and/or warrants or any combination thereof, to cover over-allotments, if any. The offering is expected to close on August 6, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering. Brookline Capital Markets and Dawson James Securities, Inc. are acting as co-managers for the offering.

The offering is being conducted pursuant to BioCardia’s registration statement on Form S-1 (File No. 333-230779) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioCardia®
BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular disease. CardiAMP™ and CardiALLO™ cell therapies are BioCardia’s biotherapeutic product candidates in clinical development. BioCardia’s current products include the Helix™ Biotherapeutic Delivery System and the Morph® steerable guide and sheath catheter portfolio, including the new AVANCE™ Steerable Introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and clinical support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to BioCardia’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in BioCardia’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. BioCardia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:
Michelle McAdam, Chronic Communications, Inc.
michelle@chronic-comm.com

(310) 902-1274

Investor Contact:
David McClung, Chief Financial Officer
Investors@BioCardia.com

(650) 226-0120